Exhibit 4.13

                          CERTIFICATE OF DESIGNATIONS

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                OF BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. (the "Company"), a company organized and existing under the General Corporation Law of the State of Delaware, does hereby certify, that pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incoporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.001 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications. limitations or restrictions, thereof, of One Hundred Thirty-Six Thousand Five Hundred Eighty-Five (136,585) shares of Series A Convertible Preferred Stock of the Company as follows:

     RESOLVED, that the Company is authorized to issued One Hundred Thirty-Six Thousand Five Hundred Eight-Five (136,585) shares of Series A Convertible Preferred Stock (the "Series A"), par value $.001 per share, which shall have the following powers, designations, preferences and other special rights:

     1. No Dividends. The holders of the outstanding shares of Series A shall not be entitled to receive dividends.

     2. Liquidation Preference:

     (a) In the event of any liquidation, dissolution or winding up of this company, either voluntary or involuntary, the holders of Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock by reason of their ownership thereof, for the Series A, an amount of $1.00 (the "Original Series A Issue Price") for each outstanding share of Series A. If upon the occurrence of such event, the assets and funds thus distributed a month the holders of the Series A shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Company legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 2(a).

     (b) For purposes of Section 2(a), a liquidation, dissolution or winding up of this Company shall be deemed to included (unless the holders of at least a majority of the voting power of the Series A then outstanding, voting together as a single class shall determine otherwise), (i) the acquisition of this Company by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Company), or any transaction or series of related transactions in which the Company's stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving Company following such transaction or series of related transactions; or (ii) a sale of all or substantially all of the assets of this Company.

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     (c) This Company shall give each holder of record of Series A written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Company has given the first notice provided for herein or sooner than ten (10) days after this Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A.

     3. Redemption. Neither the Company nor the holders of Series A shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A.

     4. Conversion at Option of the Holder. The holders of the Series A shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series A shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share, but only to the extent that there shall be authorized a sufficient number of shares of the Company's Common Stock, par value, $.001 per share ("Common Stock") to issue to the holder upon such conversion, at the office of this Company or any transfer agent for such stock, into such number of fully paid and nonaccessible shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price in effect on the date the certificate is surrendered for conversion. The initial Conversion Price shall be equal to $.000282922; provided, however, that the Conversion Price shall be subject to adjustment as set forth in Section 4(c).

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     (b) Mechanics of Conversion. Before any holder of Series A shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Series A, and shall give written notice to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, or to the nominee or nominees of such holder, a certificate or certificates for the number of share shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A to be converted, and the person or person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     (c) Conversion Price Adjustments of Series A. The Conversion Price of the Series A shall be subject to adjustment from time to time as follows:

     (i) In the event this Company should be at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

     (ii) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a reverse stock split or combination of the outstanding shares of Common Stock, then, following the record date of such reverse stock split or combination, the Conversion Price for the Series A shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (iii) In the event this Company shall declare a distribution payable in securities of other person, evidences of indebtedness issued by this company or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this Section 4(c), the holders of each series A shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Company into which their shares of Series A are convertible as of the record date fixed for the determination of the holders of Common Stock of this Company entitled to receive such distribution.

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     (iv) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination transaction provided for elsewhere in this Section 4(c)), provision shall be made so that the holders of the Series A shall thereafter be entitled to receive upon conversion of such shares of Series A the number of shares of stock or other securities or property of this Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of each series of Series A after the recapitalization to the end of that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A) shall be applicable after that event as nearly equivalent as may be practicable.

     (d) No Impairment. This Company will not, by amendment of this Certificate of Designation or the Certificate of Incoporation of the Company or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A against impairment.

     (e) No Fractional Shares and Certificate as to Adjustments.

     (i) No fractional shares shall be issued upon the conversion of any share or shares of Series A. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Series A pursuant to this Section 4, this Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request of any time of any holder of Series A, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A.

     (f) Notices of Record Date. In the event of any taking by this Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Company shall mail to each holder of Series A, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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     (g) Authorization of Additional Common Stock Issuable Upon Conversion. This
Company shall use its best efforts to take all required actions to hold a meeting of stockholders on or prior to June 30, 2005 to consider and approve an amendment of the Certificate of Incorporation of the company to change the number of authorized shares of the Company's Common Stock (whether by reverse stock split or increase in the number of authorized shares or a combination of the foregoing) such that there shall be sufficient number of shares of Common Stock to effect the conversion of all outstanding shares of Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A; and if at any time the number of authorized, but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A; and if at any time the number of authorized, but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A, in addition to such other remedies as shall be available to the holder of such Series A, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized, but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging it best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

     5. Voting Rights and Election of Series A Director in Certain Circumstances; Board Observer Rights.

     (a) Multiple votes. The holders of Series A shall have the right to such number of votes per Share of Series A as shall equal to the number of share of Common STock which shall then be issuable upon conversion of such Share, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Such holders shall be entitled, notwithstanding any provision hereof, to notice any stockholders' meeting in accordance with the Bylaws of this Company.

     (b) Certain Approval Rights. So long as any Share of Series A are outstanding, this Company shall not be without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series A voting separately as a single class, (i) alter or change, whether by amendment of the Certificate of Incorporation of the company, merger, consolidation or otherwise, the rights, preference or privileges of the Series A or the Common Stock so as to affect adversely such shares of Series A; or (ii) directly, or through any direct or indirect subsidiary of the Company issue any preferred stock or securities convertible into any equity securities of the Company.

     (c) No Other Preferred Stock. So long as any Shares of Series A are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds of the then outstanding shares of Series A voting separately as a single class, issue any shares of any other series of Preferred Stock.

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     6. Limitations Upon Disposition. The Series A Shares issuable pursuant to this Certificate and the shares of Common Stock issuable upon conversion of such Series A Shares (collectively the "Securities"), if not registered by the Company under the Securities Act of 1933, as amended (the "Act"), may not be sold or offered for sale in the absence of an effective registration statement as to the Securities under the Act, or an opinion of counsel satisfactory to the Company that such registration statement is not required. The above restrictions in this Section 6 shall be contained in a legend to be placed upon each of the Series A Share certificates at the time of distribution of the Securities and a stop transfer order may be placed on such Securities by the Company. In addition, each Series A certificate shall bear the following legend:

     ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

     7. Replacement. Upon receipt of the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A and in the case of loss, theft or destruction, of any indeminifcation undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series A which shall have been represented by such lost, stolen, destroyed or mutilated certificate.

     8. Notices. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given at the address then set forth in the Company's records.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Joseph A. Wagda, its Chief Executive Officer, as of ___ day of April, 2005.

                             BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                        By: /s/ Joseph A. Wagda
                                            ------------------------
                                            Name:  Joseph A. Wagda
                                            Title: Chief Executive Officer

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